SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2004

Giga-Tronics Incorporated

(Exact name of registrant as specified in its charter)

California	94-2656341
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Item 4.	Changes in Certifying Accountant

     KPMG LLP was previously the principal accountants for Giga-tronics Incorporated. On June 18, 2004, that firm resigned. The decision to change accountants was not recommended or approved by the audit committee of the board of directors.

     KPMG LLP’s report on the registrant’s consolidated financial statements as of and for the years ended March 27, 2004 and March 29, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

     KPMG LLP’s report on the consolidated financial statements of Giga-tronics Incorporated and subsidiaries as of and for the year ended March 29, 2003 contained a separate paragraph stating, “As discussed in Note 1 to the consolidated financial statements, effective March 26, 2000, the Company changed its method of accounting for certain equipment sales.”

     In connection with the audits of the two most recent fiscal years ended March 27, 2004 and the subsequent interim period through June 18, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     During the registrant’s two most recent fiscal years and the subsequent interim period preceding KPMG LLP’s resignation, there were no “reportable events” requiring disclosure pursuant to Section 229.304(a)(1)(v) of Regulation S-K.

     A letter from KPMG LLP is attached as Exhibit 16 to this Form 8-K.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

The Exhibit Index on page E-1 of this Report is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED

Date: June 23, 2004	By:	/s/ Mark H. Cosmez II
Mark H. Cosmez II VP Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from KPMG LLP dated June 24, 2004

4